UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 28, 2014

(Date of earliest event reported)

VISTA GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

1-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

7961 Shaffer parkway, suite 5, littleton, colorado 80127

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 25, 2014, Vista Gold Corp. (“Vista”), entered into an amending agreement (the “Second Amending Agreement”) to its previously announced amending agreement made on January 30, 2014 and extended to July 31, 2014 (the “First Amending Agreement”) together with the debt transfer agreement made as of October 16, 2013 (the “Original Agreement”) between Vista and RPG Structured Finance S.á.R.L (the “Purchaser”) which, among other things, provides for the acquisition by the Purchaser of the non-interest bearing indebtedness of Desarrollos Zapal, S.A. de C.V. to Vista in the amount of US$20,090,528.43.

The First Amending Agreement postponed the deadline for the second (and final) US$6.0 million payment (the “Subsequent Payment”) by the Purchaser to Vista from January 30, 2014 to July 31, 2014 in consideration for payment by the Purchaser to Vista of an additional US$0.25 million due on the extended payment deadline date (the “First Extension Consideration”).       Vista and the Purchaser have agreed to an additional six month extension of the due date of the Subsequent Payment to January 30, 2015 (the “Second Extension”).  The Purchaser will pay Vista US$0.25 million as consideration for the Second Extension (the “Second Extension Consideration”).  Vista expects to receive US$0.5 million (comprising the First Extension Consideration and the Second Extension Consideration) by July 31, 2014.

The Original Agreement was amended as follows:

Concurrently with the execution of this Second Amending Agreement, the Purchaser shall wire to Vista funds in the amount of US$500,000 (such payment being the First Extension Consideration and the Second Extension Consideration) in accordance with the wire instructions set out in Schedule “A”.

Recital B of the Original Agreement is amended so that the reference to “July 31, 2014” is deleted and “January 30, 2015” is substituted in its place.

The definition of “Subsequent Payment Date” in Section 1.1 of the Original Agreement is amended so that the reference to “July 31, 2014” is deleted and “January 30, 2015” is substituted in its place.

Section 2.2(b) of the Original Agreement is amended so that the reference to “plus US$250,000” is deleted.

Section 5.1(a) of the Original Agreement is amended so that the reference to “July 31, 2014” is deleted and “January 30, 2015” is substituted in its place.

No other provisions of the Original Agreement were amended. This summary of the material terms of the Second Amending Agreement are qualified in their entirety by the Second Amending Agreement attached hereto as Exhibit 10.1.

 Item 7.01  Regulation FD

On July 28, 2014, the Registrant issued a press release announcing that it has agreed to extend the due date for the second (and final) US$6.0 million payment for the Los Cardones gold project in Baja California Sur, Mexico by an additional six months to January 30, 2015.  A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Exhibits

10.1Second Amending Agreement

99.1Press Release dated July 28, 2014*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA GOLD CORP. (Registrant)
Dated: July 31, 2014	By: /s/John F. Engele John F. Engele Chief Financial Officer